Exhibit 10.1

LOAN AGREEMENT

This Loan Agreement (the “Agreement”) is entered into on 03/08/2026 by and between:

Lender

Name: [________________]

NRIC / Passport No.: [________________]

Address: [________________]

Emai: [________________]

and

Borrower

VS MEDIA Holdings Limited

a company duly incorporated under the laws of the British Virgin Islands Nasdaq Ticker Symbol: VSME

Registered Address: 3 International Business Park, # 03-29 Singapore 609927

The Lender and the Borrower are each referred to herein as a “Party” and collectively as the “Parties”.

1.	Loan Amount

The Lender agrees to lend to the Borrower, and the Borrower agrees to borrow from the Lender, a principal amount of:

[Currency: SGD] [              ]

(the “Loan”).

For reference and accounting purposes, the equivalent amount of the Loan in United States Dollars (“USD”) shall be calculated based on the prevailing SGD/USD exchange rate on the date the Loan proceeds are actually transferred by the Lender (the “Disbursement Date”).

The Loan shall be an unsecured loan.

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Unless otherwise agreed in writing, no subsidiary, shareholder, director, officer or other affiliate of the Borrower shall have any guarantee, repayment or other payment obligation in respect of the Loan.

2.	Disbursement and Designated Receiving Account

Unless otherwise agreed in writing by the Parties, the Lender shall disburse the Loan within forty-five (45) calendar days after the date on which this Agreement has been executed by both Parties.

At the direction of the Borrower, the Lender shall disburse the Loan to the following designated receiving entity by bank transfer or PayNow:

Designated Receiving Entity: AURENZA LIVING PRIVATE LIMITED Account Name:

Bank:

Account Number:

SWIFT Code:

Alternatively, payment may be made via PayNow:

PayNow UEN:

The Parties acknowledge and agree that AURENZA LIVING PRIVATE LIMITED has been designated by the Borrower solely for the purpose of receiving the Loan proceeds on behalf of the Borrower.

The date on which the Loan proceeds are successfully credited to the above bank account or received through the above PayNow UEN shall be deemed to be:

1)	the date on which the Lender has fully discharged its obligation to disburse the relevant Loan amount under this Agreement; and

2)	the date on which VS MEDIA Holdings Limited is deemed to have received the relevant Loan proceeds.

Bank transfer records, PayNow transaction records, payment confirmations or other equivalent payment records may serve as evidence of the disbursement and receipt of the Loan.

AURENZA LIVING PRIVATE LIMITED acts solely as the designated receiving entity and shall not, by reason of receiving the Loan proceeds, be deemed to be a borrower, co-borrower, guarantor or other obligor under this Agreement. All repayment obligations in respect of the principal and interest under this Agreement shall remain solely with VS MEDIA Holdings Limited.

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3.	Term

The term of the Loan shall be six (6) months commencing from the date of disbursement. The date falling six (6) months after the date of disbursement shall be the “Maturity Date”.

4.	Interest

The Loan shall bear interest at the rate of ten per cent (10%) per annum.

Interest shall be calculated on a simple interest basis and shall not be compounded. Interest shall commence to accrue only from the date on which the Loan proceeds are actually received in the designated receiving account of AURENZA LIVING PRIVATE LIMITED, and no interest shall accrue before such date.

Interest shall accrue from the date of disbursement until the date on which the relevant principal amount is actually repaid, calculated on the basis of the actual number of days elapsed and a 365-day year.

Unless otherwise agreed in writing by the Parties, all accrued and unpaid interest shall be payable together with the principal on the Maturity Date.

5.	Repayment

The Borrower shall repay all outstanding principal together with all accrued and unpaid interest on the Maturity Date.

The Borrower may prepay all or any part of the Loan at any time prior to the Maturity Date without any prepayment penalty, provided that all accrued interest on the amount prepaid up to the actual date of repayment shall also be paid.

In addition to repayment in cash, the Parties may, at any time, separately agree in writing to satisfy or discharge all or any part of the outstanding principal, interest or other amounts payable under this Agreement by any other lawful method of settlement or other lawful form of consideration.

Any such alternative settlement arrangement shall:

1)	be separately agreed in writing by the relevant parties; and

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2)	be implemented only after all approvals, authorisations and requirements applicable under relevant laws, corporate procedures and regulatory requirements have been duly satisfied.

Unless and until any such separate written settlement arrangement becomes effective, all principal and interest payable under this Agreement shall remain due and payable in cash in accordance with the terms of this Agreement.

Neither Party shall have the right, solely by virtue of this Agreement, to require the other Party to accept any form of non-cash settlement.

6.	Use of Proceeds

The proceeds of the Loan may be used for the working capital, business development and other lawful corporate purposes of the Borrower and its group companies.

7.	Representations and Warranties

The Borrower represents and warrants that:

1)	it is duly incorporated and validly existing under the laws of the British Virgin Islands;

2)	it has the requisite corporate power and authority to enter into and perform this Agreement;

3)	it has the right and authority to designate AURENZA LIVING PRIVATE LIMITED and its bank account and/or PayNow UEN to receive the Loan proceeds on its behalf; and

4)	the execution and performance of this Agreement do not, in any material respect, violate any applicable law, regulation, stock exchange rule or material contractual obligation binding upon the Borrower.

The Lender represents and warrants that:

1)	the Lender has full legal capacity and authority to enter into and perform this Agreement;

2)	the funds advanced under the Loan are derived from lawful sources; and

3)	the execution and performance of this Agreement do not violate any law or regulation applicable to the Lender.

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8.	Public Company Compliance

The Parties acknowledge that the Borrower is a company whose securities are publicly listed on Nasdaq in the United States.

The Borrower shall be entitled to make such internal approvals, accounting treatment, regulatory filings or public disclosures in respect of the Loan as may be required under applicable laws, securities regulations, stock exchange rules, accounting standards or audit requirements.

Nothing in this Agreement shall require the Borrower to take any action that would violate any applicable law, securities regulation or stock exchange rule.

9.	Taxes

Each Party shall be responsible for its own taxes and expenses as required by applicable law.

If the Borrower is required by applicable law to deduct or withhold any tax from any payment under this Agreement, the Borrower shall be entitled to make such deduction or withholding and shall, where reasonably practicable, provide the Lender with evidence of the relevant withholding or payment.

10.	Default

An event of default shall occur if the Borrower fails to pay any principal or interest when due under this Agreement and such failure continues for five (5) Business Days after the Borrower receives written notice of such non-payment from the Lender.

Upon the occurrence of an event of default, the Lender may, by written notice to the Borrower, declare all outstanding principal and accrued and unpaid interest to be immediately due and payable.

11.	Amendments and Assignment

Neither Party may assign any material right or obligation under this Agreement to any third party without the prior written consent of the other Party.

Any amendment, supplement, waiver or other arrangement relating to this Agreement shall be made in writing and signed by the relevant Parties.

12.	Entire Agreement

This Agreement constitutes the entire agreement between the Parties in relation to the Loan and supersedes all prior oral or written understandings, communications or arrangements relating to the subject matter hereof.

13.	Governing Law and Jurisdiction

This Agreement shall be governed by and construed in accordance with the laws of Singapore.

The Parties agree that the courts of Singapore shall have exclusive jurisdiction over any dispute arising out of or in connection with this Agreement.

14.	Execution

This Agreement may be executed by physical signature, electronic signature or by exchange of signed scanned copies.

This Agreement shall take effect on the date on which it has been executed by both Parties.

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SIGNATURE PAGE

Lender

Name:
Signature:
Date:	03/08/2026

Borrower

For and on behalf of:

VS MEDIA Holdings Limited

Name of Authorised Signatory:

Title:	Director / Authorised Signatory
Signature:
Date:	03/08/2026

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